SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 17, 2001

TRACTOR SUPPLY COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23314	13-3139732

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

320 Plus Park Boulevard, Nashville, Tennessee	37217

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (615) 366-4600

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Change in Registrant’s Certifying Accountant
Item 7. Financial Statements and Exhibits
SIGNATURE
LETTER FROM PRICEWATERHOUSECOPPERS LLP

Item 4. Change in Registrant’s Certifying Accountant

(a)  Previous Independent Accountants

On September 17, 2001, Tractor Supply Company (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent accountants.

The audit reports of PwC on the financial statements of the Company for each of the fiscal years in the two fiscal year period ended December 30, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change accountants was approved by the Company’s Audit Committee.

During the two fiscal years ended December 30, 2000, and the subsequent interim period through September 17, 2001, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to PwC’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in its reports on the Company’s financial statements for such periods.

During the Company’s past two fiscal years and through September 17, 2001, PwC has not advised the Company of any reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934).

The Company requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements above and, if not, stating the respects in which it does not agree. A copy of such letter is attached hereto as Exhibit 16.1 and is incorporated herein by reference.

(b)  New Independent Accountants

The Company engaged Ernst & Young LLP (“E&Y”) as its new independent accountants as of September 17, 2001. During the Company’s past two fiscal years and through September 17, 2001, the Company has not consulted with E&Y regarding any matters specified in Items 304(a)(2)(i) or (ii) of Regulation S-K under the Securities Exchange Act of 1934. The Company has authorized PwC to respond fully to any inquiries from E&Y relating to its engagement as the Company’s independent accountant.

Item 7. Financial Statements and Exhibits

(c)  Exhibits

16.1	Letter from PricewaterhouseCoopers LLP addressed to the Securities and Exchange Commission regarding Change in Certifying Accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRACTOR SUPPLY COMPANY

Date: September 21, 2001	By: /s/ Calvin B. Massmann Calvin B. Massmann Senior Vice President-Chief Financial Officer and Treasurer (Duly Authorized Officer and Principal Financial Officer)

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